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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Amendment No. 4 to Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Stock, $.0001 par value, of Digital Lightwave, Inc.

         This agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.


Dated: March 9, 2001                    BRYAN J. ZWAN.


                                        By:          /s/ Bryan J. Zwan
                                               -------------------------------
                                               Name: Bryan J. Zwan



Dated: March 9, 2001                    ZG NEVADA LIMITED PARTNERSHIP

                                        By:    ZG Nevada, Inc., as
                                                 General Partner

                                        By:           /s/ Bryan J. Zwan
                                               -------------------------------
                                               Name: Bryan J. Zwan
                                               Title: President



Dated: March 9, 2001                    ZG  NEVADA, INC.

                                        By:           /s/ Bryan J. Zwan
                                               -------------------------------
                                               Name: Bryan J. Zwan
                                               Title: President